Exhibit 10.1

CONFIDENTIAL SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS

This Confidential Separation Agreement (“Agreement”) is made by and between Tivic Health Systems, Inc., a Delaware limited liability company (“Tivic” or “Company”) and Jennifer Ernst (“Employee” or “you”). In consideration for the execution of this Agreement, and the performance of the terms and conditions herein, Tivic and Employee (collectively the “Parties”) agree as follows:

1. Employment and Board Membership. The Parties agree that Employee’s last day of employment with Tivic was March 2, 2026 (the “Termination Date”). In exchange for the consideration described below, Employee will resign her seat on Tivic’s Board of Directors (the “Board”) effective March 5, 2026. Employee agrees to answer any questions and provide any information Tivic may reasonably need to maintain regular business operations during the period of Employee’s transition from her employment and Board membership roles.

2. Payment of Moneys Owed. Employee acknowledges that Employee has been paid all wages or salary due or earned during employment, including any accrued, unused vacation in accordance with federal and state law. Notwithstanding the foregoing, the Company acknowledges it will issue a final payment on or about March 5, 2026. Employee is entitled to the payment of all undisputed wages due regardless of whether Employee signs this Agreement. Employee’s accrual of, and eligibility for, vacation, sick leave, holiday pay, and any other employee benefits and privileges ceased on the Termination Date. Employee further acknowledges that Employee is not aware of the amount or existence of any unreimbursed business expenses incurred as a result of duties of employment relationship with Company.

3. Consideration. The purpose of this Agreement is to allow payment to Employee of consideration and to cause the release of any and all potential claims against the Company and all persons and entities being released herein from every claim and/or cause of action that Employee has or may have against the Company and all persons and entities being released herein. In order to avoid any legal claims, and in consideration for Employee’s promises in this Agreement, including the general release of claims, if Employee signs and does not revoke this Agreement, Tivic agrees to pay the amount below:

a.	Three hundred and twenty-five thousand dollars ($325,000) less federal and state withholdings and other deductions required by law. Company will distribute the payment in equal installments (less federal, state, and any other applicable withholdings) over a 12-month period (the “Severance Period”) on Company’s regularly-scheduled payroll dates beginning on the payroll date following expiration of the revocation period as set forth below;

b.	Provided that Employee timely elects such coverage, the Company shall pay Employee’s group health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”) during the Severance Period; provided, however, that in the event that Employee become eligible for group insurance coverage in connection with new employment, such COBRA premium payments by the Company shall terminate immediately and, in furtherance thereof, Employee represents, warrants, covenants and agrees to promptly, and in any event, within seven (7) days therefrom, notify the Company of Employee’s new employment and eligibility for group insurance coverage related thereto; and

c.	Notwithstanding anything contrary in the 2021 Plan (or other equity incentive plan of the Company pursuant to which outstanding awards were issued to Employee), or the respective equity award agreements, all outstanding unvested equity awards held by Employee as of the Termination Date will continue to vest in accordance with the terms applicable thereto for the duration of the Severance Period.

d.	In addition to the consideration described in subparagraphs 3(a) through 3(c), above, provided that Employee resigns her seat on Tivic’s Board of Directors as of March 5, 2026, Company will issue Employee $50,000 worth of restricted common stock of Tivic, calculated based on the closing price as of termination date, within 30 days of Employee’s resignation date, subject to shareholder approval, if necessary.

Employee agrees that Tivic is not required to make any of the payments identified in this section if Employee fails to sign, or if Employee revokes, this Agreement. Tivic is also not required to make any of the payments identified in this section if Employee fails to return all Company Property.

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4. Acknowledgment of Consideration. The Parties understands and agree that the Parties will not receive the consideration specified herein, unless the Parties execute, and do not revoke, this Agreement, and fulfill the other promises contained herein. The Parties agree that Parties have no independent legal duty to provide each other with the consideration set forth in this Agreement absent the terms of the Agreement itself. As such, Employee acknowledges that the payment described in Paragraph 3 above, represents an amount above and beyond that to which Employee would be entitled if Employee did not enter into this Agreement.

5. Employee Complete and General Release. In consideration for the payment provided for in Paragraph 3, above, Employee unconditionally hereby covenants not to sue and fully and unconditionally forever releases and discharges Tivic, its past, present, and future representatives, directors, officers, employees, agents, attorneys, affiliates, members, and shareholders, as well as all parent companies, affiliated companies, subsidiary companies, clients, client facilities, consultants, predecessors, assignors, and/or assigns (collectively, “Released Parties”), from and against any and all claims, causes of action, judgments, liens, demands, damages, obligations, suits, contracts, liabilities, losses, costs, and expenses, including, but not limited to, attorneys’ fees and disbursements, or offsets of any nature whatsoever (collectively, “Claims”) that Employee now has, has had, or may hereafter have against Released Parties arising out of Employee’s employment by the Company, and the cessation of Employee’s employment, including but not limited to those claims arising out of or relating to (i) Employee’s performance and reputation, (ii) harassment, (iii) discrimination, (iv) retaliation, and (v) any Claims arising under the Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Federal Rehabilitation Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the California Fair Employment and Housing Act, the California Family Rights Act, the California Labor Code, and any other applicable state or federal law. Except for any rights created by this Agreement, this General Release is intended to be interpreted as broadly as possible and to apply to any and all Claims arising out of Employee’s employment by the Company that may be available to Employee in any forum, including, but not limited to, any claims for unpaid wages, unpaid penalties or premiums, liquidated damages, class or representative actions governing employment (to the fullest extent allowed by applicable law), constructive termination, negligent or intentional infliction of emotional distress, harassment, discrimination, wrongful termination, negligence, breach of contract, breach of the covenant of good faith and fair dealing, promissory estoppel, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, personal injury; assault, battery, invasion of privacy, false imprisonment, conversion, disability benefits, violation of any provision of federal or state law governing employment, and any claim for attorneys’ fees or costs. All such claims are forever barred and by this Agreement. However, this release shall not apply to claims for workers’ compensation benefits or unemployment insurance benefits or any other claims that Employee cannot, by statute, lawfully waive by this Agreement.

6. Employee Covenant Not to Sue. A “covenant not to sue” is a legal term that means Employee promises not to file a lawsuit in court. It is different from the Complete and General Release of claims contained in Paragraph 5, above. Besides waiving and releasing the claims covered by Paragraph 5, above, Employee represents and warrants that Employee has not filed, and agrees that Employee will not file, or cause to be filed, any judicial complaint or lawsuit involving any claims Employee has released in Paragraph 5, and Employee agrees to withdraw any judicial complaints or lawsuits Employee has filed, or that were filed on Employee’s behalf, prior to the Effective Date. Employee agrees and acknowledges that, if Employee sues the Company or any other Released Party in violation of this Agreement, then Employee shall pay all legal expenses, including reasonable attorneys’ fees, incurred by any Released Party in defending against Employee’s suit. Alternatively, if Employee sues the Company in violation of this Agreement, Employee may, at the Company’s option, be required to return all monies paid to you pursuant to this Agreement, except for $100.00. Notwithstanding this Covenant Not to Sue, Employee may bring a claim against the Company to enforce this Agreement.

7. Release of Unknown Claims. As part of this Agreement, Employee acknowledges and agrees that Employee has reviewed and hereby expressly waives the provisions of Section 1542 of the California Civil Code, or any similar state or federal statute. Section 1542 provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

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Employee acknowledges and agrees that this Agreement extends to all claims or causes of action, of every nature and kind whatsoever, known or unknown, suspected or unsuspected, enumerated in this Agreement or otherwise arising out of Employee’s employment by Company. Employee understands and agrees that Employee may hereafter discover presently unknown or unsuspected facts or claims different from or in addition to those that Employee now knows or believes to be true as to the matters released herein. Nevertheless, it is Employee’s intention, through this Agreement, to fully, finally and forever release all such matters, and all claims related thereto, which do now exist, may exist or heretofore have existed.

8. Company Release and Covenant Not to Sue. Company hereby covenants not to sue and fully and unconditionally forever releases and discharges Employee from and against any and all Claims that Company now has, has had, or may hereafter have against Employee arising out of Employee’s employment with the Company; provided, however, this release shall not apply to any unknown claims against Employee that Company becomes aware of after the date of this Agreement if Company would not have discovered these claims with reasonable diligence prior to executing this Agreement. At the time of executing this Agreement, Company warrants that it is not aware of any known claims against Employee.

9. Exclusions. Excluded from this Agreement are any claims or rights that cannot be waived by law, including the right to file a charge of discrimination with, or participate in an investigation conducted by, an administrative agency. Employee is waiving, however, the right to any monetary recovery or other relief in connection with such a charge. Nothing in this agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful. Also excluded from the Release are any rights or claims arising under this Agreement or arising out of Employee’s services to the Company as an independent contractor after the Termination Date.

10. Inapplicability of California Labor Code Section 206.5. Employee and Tivic acknowledge and agree that California Labor Code section 206.5, or similar state statutes, are inapplicable. California Labor Code section 206.5 provides:

An employer shall not require the execution of a release of a claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of those wages has been made. A release required or executed in violation of the provisions of this section shall be null and void as between the employer and the employee. Violation of this section by the employer is a misdemeanor.

11. Older Worker’s Benefit Protection Act. This Agreement constitutes a knowing and voluntary waiver of any and all rights or claims that Employee has or may have under the federal Age Discrimination in Employment Act (“ADEA”), as amended by the Older Workers’ Benefit Protection Act of 1990, 29 U.S.C. §§ 621 et seq. This Paragraph and this Agreement are written in a manner calculated to be understood by Employee. Employee is hereby advised in writing to consult with an attorney before signing this Agreement. Employee has up to 21 days in which to consider signing this Agreement, although Employee may sign this Agreement at any time within the 21-day period. If Employee decides not to use all 21 days, Employee knowingly and voluntarily waives any claims that Employee was not given the 21-day period or did not use the entire 21 days to consider this Agreement. If Employee does sign it, Employee may revoke this Agreement at any time within the 7-day period following the date Employee signs this Agreement by providing written notice of revocation to the Company by email to corporate@tivichealth.com, so that such written notice is received before the 7-day period revocation period expires. If Employee signs and does not revoke this Agreement within the 7-day revocation period, this Agreement will become effective on the 8th day after the Effective Date. Employee further acknowledges that this Agreement will not become effective until after that seven (7) day period has passed. In addition, Employee agrees that if Employee revokes this Agreement as provided above, the Agreement shall not be effective or enforceable and Employee will not receive the consideration provided for in Paragraph 3, above. Employee acknowledges that Employee is signing this Agreement knowingly and voluntarily and intends to be bound legally by its terms.

12. Cooperation with Investigation or Litigation. In the event any of the Released Parties are engaged in an investigation, prosecution or litigation of any kind on claims or a subject matter in which you are involved, have information, or are a witness or defendant, you agree to fully respond to any inquiries, provide written materials or documents in a timely manner, and otherwise provide us or our attorneys with any and all information necessary for the defense of the case. You further agree not to disclose any attorney-client privileged communications, attorney work product or any other confidential communications regarding such investigation, prosecution or litigation matters. The provisions of this paragraph apply to any investigation, prosecution or litigation initiated involving the Released Parties in which you may be asked to assist after your execution of this Agreement. In addition, nothing in this section requires Employee to take any actions that may be prohibited by law or an adjudicating body with competent jurisdiction.

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13. Participation in Claims. Employee agrees that Employee will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company or the Released Parties, unless under a subpoena or other court order to do so. Employee further agrees and promises not to encourage or facilitate any future litigation or claims against Company or the Released Parties. This does not prevent Employee from providing information to an agency of the federal, state or local government, or filing a charge or complaint with such an agency.

14. Non-Disparagement. Each Party agrees that it shall not disparage the reputation of the other Party or any other Releasee to any person or entity whatsoever. This includes written statements, oral statements, or other conduct that could reasonably disparage the other Party’s reputation (including, but not limited to, any third-party media outlet, Glassdoor, Yelp, Facebook, Twitter, LinkedIn, Instagram, TikTok, Snapchat or other social media service or personal website). Each Party further agrees that it shall take all reasonable steps to prevent others from making such statements on its behalf. If either Party has a good faith belief that the other Party has violated this Agreement by posting (or permitting Released Parties to post) on a website/forum (social media, third party, or otherwise), the Parties agree that the website/forum administrator shall be required to remove the applicable posting. If either Party has a good faith belief that the other Party has violated this Agreement by posting (or permitting Released Parties to post) on a website/forum (social media, third party, or otherwise) but the posting is anonymous, the Parties agree that the website/forum administrator is authorized to disclose the identity of the poster, if the individual is one of the Parties or Released Parties, at the request of the other Party. The Parties agree that the requesting Party is permitted to provide a copy of this Agreement to the website/forum in support of the request. Nothing in this paragraph shall preclude either Party from responding truthfully to inquiries made in connection with any legal or governmental proceeding pursuant to subpoena or other legal process. If at any time in the future either Party believes that it (or the Released Parties, in the case of Company) may be required by subpoena or other legal process that implicates this paragraph, it shall provide written notification to the other Party no less than ten court days before any such compelled disclosure is due to be made. Each Party agrees and understands that this paragraph is a material term and condition for the Agreement. Nothing in this Agreement shall restrict Employee’s rights under Section 7 of the National Labor Relations Act. For purposes of this paragraph, “Company” shall be limited to include the members of its board of directors and its senior officers.

15. Non-Disclosure of Trade Secrets, Confidential or Proprietary Information. Employee understands and agrees that Employee will not, for any reason, disclose to others or use for the benefit of anyone other than Tivic any trade secret, “confidential information” or proprietary information of Tivic, including, but not limited to, information relating to Tivic ’s partners, customers, clients, employees, consultants, affiliates, partners, vendors, services, know-how, techniques, computer systems, programs, policies and procedures, research, projects, future developments, costs, losses or profits. Employee further understands and agrees that the use of any trade secret, confidential or proprietary information belonging to Tivic shall be a material breach of this Agreement. By signing this Agreement, Employee warrants and represents that, as of the date of the signing of this Agreement, Employee has not used or disclosed the Company’s trade secret, confidential or proprietary information in any manner that contravenes this provision.

a.	Definition of Confidential Information. For purposes of this Agreement, Employee acknowledges that “confidential” information includes, without limitation, information regarding Company’s operations, finances, financial losses, financial improprieties, vendors, clients or partners including all materials, documents (including, vendor companies and their respective contacts, without limitation) financial reports, and all other tangible media of expression, information related to current, future and proposed programs, operations, financial arrangements, information related to current, future or proposed operations of Company, including, without limitation, information concerning financial information, procurement requirements, vendor information, compensation of employees or independent contractors of Company (other than Employee’s compensation information), reports and information, financial studies, loss studies, strategic plans of Company, and drawings, specifications and plans. The confidential information also includes, without limitation, all proprietary and confidential information of any third party disclosed to Company, its employees, vendors or independent contractors, in the course of Company’s business, Company’s terms and conditions, the terms, conditions and status of any existing agreements and relationships between Company and any vendors, partners, suppliers, subcontractors or other entities, Company processes and techniques, data, formulae, and compositions, service techniques and protocols, ideas, and strategic plans possessed, developed, accumulated or acquired, financial information, and any other matter or thing, whether or not recorded on any medium (a) by which Company derives actual or potential economic value from such matter or thing being not generally known to other persons or entities who might obtain economic value from its disclosure or use, or (b) which gives Company an opportunity to obtain an advantage over its competitors who do not know or use the same. Confidential information does not include information which has been released by Company to the general public or is otherwise readily ascertainable from public or published information or sources.

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b.	Employee Representations Regarding Confidential Information. Employee affirms and represents that Employee has not copied, photographed, photocopied, altered, modified, disassembled, decompiled, or in any manner reproduced any materials containing or constituting confidential information and has returned all such materials, together with any copies thereof, to Company. Employee further represents that Employee will not publish any confidential information belonging to Company prior to Company’s intentional public disclosure of that confidential information, at which time it will no longer be confidential information to the limited extent that it is actually publicly disclosed. Disclosure of confidential information is not precluded if such disclosure is in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof; provided that Employee will first give notice to Company and, before responding to the court order, permit Company to make a reasonable effort to obtain a protective order regarding that confidential information.

16. Return of All Company Materials. Employee acknowledges that all tangible information and property, including all cameras, laptops, computers, phones, customer property, files, digital files, digital coding, records, summaries, bills, invoices, copies, excerpts, data, memoranda, letters, notes, written policies and procedures, manuals and other information or material pertaining to your work at the Company or containing confidential information that came into Employee’s custody, possession or knowledge or were compiled, prepared, developed or used by Employee at any time in the course of or in connection with Employee’s work at the Company, and all tangible property put in Employee’s custody or possession by the Company in connection with Employee’s work at the Company is solely the property of the Company. Employee hereby certifies that Employee has returned to Tivic all such tangible information except as noted below and, to the extent that any such tangible information is later discovered in the possession, custody, or control of Employee, Employee agrees that Employee will immediately return to the Company all such tangible information in Employee’s possession, custody, or control. Employee further certifies that Employee has returned to Tivic all property and equipment of Tivic whether in hard copy or electronic format, including any files or documents that Employee may have copied or transferred from any Company computer desktop or laptop, iPad/electronic tablet and cell phone prior to returning them to Company, including but not limited to keys and fob, and, again, to the extent that any Tivic property or equipment is later discovered in Employee’s possession, custody, or control, Employee agrees to immediately return to the Company all such Company property and equipment. Employee also agrees not to delete any Company related information from any electronic device provided to Employee by the Company. Notwithstanding the foregoing, the Company acknowledges that Employee is in possession of manufacturing and test equipment previously used in the manufacture of ClearUP and will make prompt arrangements for its removal from the Employee’s premises. In addition, Company acknowledges that Company property in the form of laptops will be received at the office of Jennifer Gentile on March 4.

17. Confidentiality. Except as provided by law, as necessary for compliance purposes, or otherwise set forth herein, Employee agrees not to disclose any information regarding the existence or substance of this Agreement, including the terms of the Agreement and the facts and circumstances leading up to it, except to Employee’s spouse, tax advisor, or an attorney with whom Employee chooses to consult regarding Employee’s consideration of this Agreement. However, if such disclosure is made to Employee’s representatives, Employee agrees and understands that such disclosure is for business or personal necessity, and each and any such permissible disclosures may be made only on the condition that such persons to whom information may be disclosed also agree to not further disclose the terms and conditions of this confidential Agreement. Notwithstanding any other provision hereof, this Agreement may be disclosed in an action brought to remedy a breach of this confidentiality agreement. Such disclosure shall be limited to those provisions necessary to remedy the breach.

18. On-The-Job Injury. Employee certifies that Employee has not experienced a job-related illness or injury for which Employee has not already filed a claim.

19. CIRCULAR 230 DISCLAIMER. EACH PARTY TO THIS AGREEMENT (FOR PURPOSES OF THIS SECTION, THE “ACKNOWLEDGING PARTY”; AND EACH PARTY TO THIS AGREEMENT OTHER THAN THE ACKNOWLEDGING PARTY, AN “OTHER PARTY”) ACKNOWLEDGES AND AGREES THAT (1) NO PROVISION OF THIS AGREEMENT, AND NO WRITTEN COMMUNICATION OR DISCLOSURE BETWEEN OR AMONG THE PARTIES OR THEIR ATTORNEYS AND OTHER ADVISERS, IS OR WAS INTENDED TO BE, NOR SHALL ANY SUCH COMMUNICATION OR DISCLOSURE CONSTITUTE OR BE CONSTRUED OR BE RELIED UPON AS, TAX ADVICE WITHIN THE MEANING OF UNITED STATES TREASURY DEPARTMENT CIRCULAR 230 (31 CFR PART 10, AS AMENDED); (2) THE ACKNOWLEDGING PARTY (A) HAS RELIED EXCLUSIVELY UPON HIS, HER OR ITS OWN INDEPENDENT LEGAL AND TAX ADVISERS FOR ADVICE (INCLUDING TAX ADVICE) IN CONNECTION WITH THIS AGREEMENT, (B) HAS NOT ENTERED INTO THIS AGREEMENT BASED UPON THE RECOMMENDATION OF ANY OTHER PARTY OR ANY ATTORNEY OR ADVISOR TO ANY OTHER PARTY, AND (C) IS NOT ENTITLED TO RELY UPON ANY COMMUNICATION OR DISCLOSURE BY ANY ATTORNEY OR ADVISER TO ANY OTHER PARTY TO AVOID ANY TAX PENALTY THAT MAY BE IMPOSED ON THE ACKNOWLEDGING PARTY; AND (3) NO ATTORNEY OR ADVISER TO ANY OTHER PARTY HAS IMPOSED ANY LIMITATION THAT PROTECTS THE CONFIDENTIALITY OF ANY SUCH ATTORNEY’S OR ADVISER’S TAX STRATEGIES (REGARDLESS OF WHETHER SUCH LIMITATION IS LEGALLY BINDING) UPON DISCLOSURE BY THE ACKNOWLEDGING PARTY OF THE TAX TREATMENT OR TAX STRUCTURE OF ANY TRANSACTION, INCLUDING ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

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20. Governing Law and Interpretation. This Agreement shall be governed and conformed in accordance with the laws of the state where the employee resides during their employment, without regard to its conflicts of law principles.  Any uncertainty or ambiguity in the Agreement shall not be construed for or against any Party based on the attribution of drafting to any Party.

21. Severability. If any provision of this Agreement is held to be void, null or unenforceable, the remaining parts, terms, or portions shall remain in full force and effect and shall not be affected, and said illegal or invalid part, term, or provision shall be deemed not to be part of this Agreement.

22. Taxes. Company shall not have a duty to defend or indemnify Employee against any tax claim or assessment associated with the payment made to Employee under this Agreement. Employee shall cooperate in the defense of any tax claims brought against Company associated with the payment and shall indemnify and hold Company harmless against any action taken against it in the event any taxing authority challenges the allocation or characterization of the payment and/or seeks payment of taxes, interest, penalties, or other assessments from it in connection with any payments paid pursuant to this Agreement.

23. No Admission of Wrongdoing. The Parties agree that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed as an admission of liability or wrongdoing on the part of the Released Parties, nor shall they be admissible as evidence in any proceeding other than for the enforcement of this Agreement.

24. Modification. This Agreement may not be amended, modified or superseded in any respect except in a written instrument signed by both Parties. No oral statement by any employee of the Company shall modify or otherwise affect the terms and provisions of this Agreement.

25. Entire Agreement. This Agreement sets forth the entire agreement between the Parties hereto and fully supersedes any prior written or oral agreements or understandings between the Parties except for the terms of any Proprietary Information and Inventions Agreement and/or Arbitration Agreement which shall remain in full force and effect. Employee acknowledges that Employee has not been offered or relied on any representations, promises, inducements, or agreements of any kind made to Employee in connection with Employee’s decision to accept this Agreement, except for those expressly set forth in this Agreement.

26. Counterparts. This Agreement may be executed by the Parties in counterparts, which are defined as duplicate originals, all of which taken together shall be construed as one document. A signature by facsimile, PDF or email on this Agreement shall be as legally binding as an original signature.

27. Acknowledgment. By signing the Agreement, Employee acknowledges that Employee has read this Agreement, fully understands the contents of this Agreement, freely, voluntarily and without coercion enters into this Agreement, and is signing it with full knowledge that it is intended, to the maximum extent permitted by law, as a complete release and waiver of any and all claims. By signing the Agreement, Employee affirms that Employee has full authority to enter into this Agreement and to be bound by it, and that Employee is knowingly and voluntarily entering into this Agreement free of any duress or coercion. Tivic hereby advises Employee in writing to consult with an attorney of Employee’s choice prior to execution of this Agreement and Tivic will provide Employee at least 5 days to consult with an attorney. If the Employee chooses to sign the Agreement in less than five days, the Employee acknowledges this choice was voluntary and without coercion, fraud, or misrepresentation.

28. Binding Agreement. This Agreement shall be binding upon the Parties and their heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of the Released Parties and each of them, and to their heirs, administrators, representatives, executors, successors, and assigns.

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PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

THE PARTIES ACKNOWLEDGE THAT THEY HAVE EXECUTED THIS AGREEMENT FREELY AFTER INDEPENDENT INVESTIGATION AND WITHOUT FRAUD OR UNDUE INFLUENCE. THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN AND INTEND TO BE BOUND BY ALL OF ITS TERMS. NEITHER PARTY HAS MADE, NOR RELIED UPON, ANY ORAL OR WRITTEN REPRESENTATIONS NOT CONTAINED IN THIS AGREEMENT AND ITS INCORPORATED DOCUMENTS.

I acknowledge that I have been provided the opportunity to consider this Agreement for at least 21 days (although I may choose to execute them earlier). I understand that I cannot sign this agreement until after the Termination Date in order to be eligible to receive the separation and other benefits outlined in this Agreement.

EXECUTED ON March 3, 2026, by:	/s/ Jennifer Ernst
Jennifer Ernst

Tivic Health Systems, Inc.

EXECUTED ON March 3, 2026, by:	/s/ Sheryle Bolton
Name: Sheryle Bolton
Title: Board Chair

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